Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-294010) and Form S-8 (File No. 333-278269) of MDJM LTD (the “Company”) of our report dated June 26, 2026, relating to the audited financial statements of Mirai Co., Ltd. as of and for the years ended September 30, 2025 and 2024, which are included in the Company's Report on Form 6-K/A filed with the Securities and Exchange Commission on June 26, 2026.

/s/ Tang Qian & Associates, PLLC
Flower Mound, Texas
June 26, 2026